Exhibit 99.1

[Form of Proxy for American Tower Corporation]

Special Note to Former Class B Holders:

Use this proxy to vote the shares of Class A common stock even if you have not exchanged the

Class B common stock certificate(s).

Important Notice Regarding the Internet Availability of Proxy Materials for the Special Meeting: The Notice of Meeting & Proxy Statement/Prospectus are available at www.proxyvote.com

AMERICAN TOWER CORPORATION

116 HUNTINGTON AVENUE, 11th FLOOR

BOSTON, MASSACHUSETTS 02116

SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON

[                            ]

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of American Tower Corporation (“American Tower”) having received the Notice of Meeting and Proxy Statement/Prospectus dated [            ], hereby appoints [            ] and [            ], or either of them, as proxies, each with power to act without the other and with full power of substitution, for the undersigned to vote the number of shares of Class A common stock, $.01 par value, of American Tower that the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of American Tower to be held on [            ], local time, at [            ], Boston, Massachusetts, 02116 and at any adjournment or postponement thereof, on the following matters that are more particularly described in the Proxy Statement/Prospectus dated [            ].

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTIONS ARE MADE, THE PROXIES WILL VOTE FOR EACH OF THE MATTERS LISTED ON THE REVERSE SIDE OF THIS CARD AND, AT THEIR DISCRETION, ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

116 HUNTINGTON AVENUE BOSTON, MASSACHUSETTS 02116

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the special meeting. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY TELEPHONE

Vote by telephone up until 11:59 P.M. Eastern Time the day before the special meeting. Call toll-free [1-800-_____________] in the United States or Canada from any touch-tone telephone. Have your proxy card in hand when you call and follow the simple instructions provided by the recorded message.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope as soon as possible.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR proposal 1:					The Board of Directors recommends you vote FOR proposal 2.
		For	Against	Abstain			For	Against	Abstain

1.	Proposal to adopt the Agreement and Plan of Merger, dated [________], between American Tower Corporation and American Tower REIT, Inc., which is part of the reorganization of American Tower’s operations through which American Tower intends to qualify as a REIT for federal income tax purposes.	☐	☐	☐	2.	Proposal to permit the Board of Directors of American Tower Corporation to adjourn the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the originally scheduled time of the special meeting to approve proposal 1.	☐	☐	☐

For address change/comments, mark here. (see reverse for instructions)	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (Joint Owners)	Date